EXHIBIT 5.1



                      GRIGGS & HARRISON, P.C.
                     1301 McKinney, Suite 3200
                    Houston, Texas  77010-3033
                     Telephone- (713) 651-0600
                     Facsimile  (713) 651-1944




                           March 20, 2001

GulfMark Offshore, Inc.
5 Post Oak Park
4400 Post Oak Parkway, Suite 1170
Houston, Texas  77027


     Re:  1997 Incentive Equity Plan


Gentlemen:

     We have acted as counsel for GulfMark Offshore, Inc., a Delaware corporation (the "Company"), in connection with the 1997 Incentive Equity Plan, as amended (the "Plan"). We have examined the Plan and such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon, we are of the opinion that the shares of the Company's common stock, par value $.01 per share, when issued pursuant to the Plan in accordance with the terms and provisions thereof, will be duly authorized, validly issued, fully-paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Form S-8 registration statement filed by the Company to effect registration of the shares issued pursuant to the Plan under the Securities Act of 1933.

                                 Very truly yours,

                                 /s/  Griggs & Harrison, P.C.

                                 GRIGGS & HARRISON, P.C.